                 This Agreement is made as of the 17th day of February, 2014

BETWEEN:

EASTLAND MANAGEMENT LTD., a company duly incorporated pursuant to the laws of British Columbia and having an office address at 5215 6th Ave., Delta, BC. V4M 1L6

(hereinafter called the “Optionor”)

OF THE FIRST PART

AND:

ALEXANDRA CAPITAL CORP., a company duly incorporated pursuant to the laws of British Columbia and having an office and place of business at 2075 West 37th Avenue, Vancouver, B.C. V6M 1N6

(hereinafter called the “Optionee”)

OF THE SECOND PART

WHEREAS the Optionor is the beneficial owner of an undivided 100% interest in the prospective mineral property described in Schedule “A” hereto which is located near Merritt, British Columbia (hereinafter called the “Property”);

AND WHEREAS the Optionee wishes to acquire an option to earn up to a 100% interest in the Property in furtherance of completing its Qualifying Transaction, as contemplated by the policies of the TSX Venture Exchange (the “Exchange”).

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the payments and the premises, the mutual covenants and agreements herein contained, the parties hereto have agreed and do hereby agree as follows:

REPRESENTATIONS OF THE OPTIONOR

1.01                  The Optionor represents and warrants to the Optionee that:

(a)	It has been duly incorporated and validly exist as a corporation in good standing under the laws of the Province of British Columbia;

(b)

It has duly obtained all corporate authorizations for the execution of this Agreement and for the performance of this Agreement, and the consummation of the transactions contemplated hereby will not conflict with or result in any breach of any covenants or agreements contained in, or constitute a default under, or result in the creation of any encumbrance under the provisions of the articles, by-laws and other constating documents of the Optionor, any shareholders’ or directors’ resolution, indenture, agreement or other instrument whatsoever to which the Optionor is party or by which it is bound;

(c)

this Agreement has been duly executed and delivered by the Optionor and all documents required hereunder to be executed and delivered by the Optionor have been duly executed and delivered, and this Agreement and such documents constitute legal, valid and binding obligations of the Optionor, enforceable against it in accordance with their terms, subject to bankruptcy, insolvency and other laws affecting the rights of creditors generally and subject to the qualifications that equitable remedies may be granted in the discretion of a court of competent jurisdiction and except that rights of indemnity, contribution and waiver of contribution may be limited under law;

(d)

no proceedings are pending and the Optionor is unaware of any basis for the institution of any proceedings leading to dissolution or winding-up or placing wither of it into bankruptcy or which would make it subject to any other laws governing the affairs of insolvent companies;

(e)

the mineral claims comprised in the Property have been duly and validly issued or located and recorded pursuant to the laws of British Columbia and are in good standing in respect to the performance and recording of assessment work up to and including at least the expiry dates set forth in Schedule “A”;

(f)

there are no adverse claims or challenges against or to the ownership or title to the Property, or to its knowledge is there any basis therefore, and there are no outstanding agreements affecting the Property or any portion thereof;

(g)

there are no actions, suits, investigations or proceedings before any court, arbitrator, administrative agency or other tribunal or governmental authority, whether current, pending or threatened, which directly or indirectly relate to or affect the Property or the interests of the Optionor therein, nor is the Optionor aware of any acts that would lead it to suspect that the same might be initiated or threatened;

(h)	the Optionor is the 100% legal and beneficial owners of the Property and will remain as such, subject to the terms of this Agreement;

(i)	the Optionor has the right to enter into this Agreement and to transfer a 100% interest in the Property to the Optionee upon the terms and conditions contained herein;

(j)

there are no outstanding options to purchase or otherwise acquire the Property or any portion thereof or any interest therein, and no person has any royalty or other interest whatsoever in the production from or profits earned from any of the mineral claims comprising the Property;

(k)

the activities by the Optionor and any other person on behalf of the Optionor, directly or indirectly relating to the mineral claims comprising the Property, have been conducted in compliance with the Mineral Tenure Act and all other applicable laws and the Optionor has not received any notice, nor is the Optionor aware after reasonable inquiry, of any breach or violation of any such laws having been alleged;

(l)

there are no current obligations or commitments for reclamation, closure or other environmental corrective, clean-up or remediation action directly or indirectly relating to the mineral claims comprising the Property;

(m)

the Optionor has incurred Approved Expenditures (as defined in Policy 1.1 of the Exchange) on the Property of not less than $100,000 within the preceding three years and such expenditures have been filed with the appropriate mining authorities in British Columbia; and

(n)

the Optionor will provide a technical report (the “Technical Report”) respecting the Property, addressed to the Company, prepared in full compliance with National Instrument 43-101 and acceptable for filing with the Exchange.

1.02                  The representations and warranties of the Optionor herein set out form a part of this Agreement and are conditions upon which the Optionee has relied in entering into this Agreement and shall survive the execution of this Agreement and the acquisition by the Optionee of any interest in the Property.

1.03                  The Optionor will indemnify and save the Optionee harmless from all loss, damage, costs, actions and suits arising out of or in connection with any breach of any representation, warranty, covenant, agreement or condition made by the Optionor and acknowledges that the Optionee has entered into this Agreement relying on the warranties and representations and other terms and conditions of this Agreement and that no information which is now known or which may hereafter become known to the Optionee or its officers, directly or through professional advisors, shall limit or extinguish the right to indemnity hereunder. In addition to any other remedies it may pursue, the Optionee may deduct the amount of any such loss or damage from any amounts payable by it to the Optionor hereunder.

REPRESENTATIONS AND WARRANTIES OF THE OPTIONEE

2.01                  The Optionee represents and warrants to the Optionor that:

(a)	it has been duly incorporated and validly exists as a corporation in good standing under the laws of the Province of British Columbia;

(b)

it has duly obtained all corporate authorizations for the execution of this Agreement and for the performance of this Agreement by it, and the consummation of the transactions herein contemplated will not conflict with or result in any breach of any covenants or agreements contained in, or constitute a default under, or result in the creation of any encumbrance under the provisions of, the Articles or the constating documents of the Optionee or any shareholders or directors resolution, indenture, agreement or other instrument whatsoever to which the Optionee is a party or by which it is bound;

(c)

no proceedings are pending for, and the Optionee is unaware of any basis for the institution of any proceedings leading to, its dissolution or winding-up or placing it in bankruptcy or subject to any other laws governing the affairs of insolvent companies;

(d)

this Agreement has been duly executed and delivered by the Optionee and all documents required hereunder to be executed and delivered by the Optionee shall have been duly executed and delivered and this Agreement and such documents constitute legal, valid and binding obligations of the Optionee enforceable against it in accordance with their terms, subject to bankruptcy, insolvency and other laws affecting the rights of creditors generally and subject to the qualifications that equitable remedies may be granted in the discretion of a court of competent jurisdiction and except that rights of indemnity, contribution and waiver of contribution may be limited under law; and

(e)

no order ceasing or suspending trading in the securities of the Optionee nor prohibiting the sale of such securities has been issued to the Optionee or its directors, officers or promoters and, to the best of the knowledge of the Optionee, no investigations or proceedings for such purposes are pending or threatened; and

(f)	the common shares to be issued hereunder will be duly and validly created, authorized and issued as fully paid and non-assessable common shares of the Optionee.

2.02                  The representations and warranties contained in paragraph 2.01 are provided for the exclusive benefit of the Optionor, and a breach of any one or more thereof may be waived by the Optionor in whole or in part at anytime without prejudice to its rights in respect of any other breach of the same or any other representation or warranty. The representations and warranties of the Optionee contained in paragraph 2.01 are conditions upon which the Optionor has relied in entering into this Agreement and shall survive the execution of this Agreement.

2.03                  The Optionee will indemnify and save the Optionor harmless from all loss, damage, costs, actions and suits arising out of or in connection with any breach of any representation, warranty, covenant, agreement or condition made by the Optionee and acknowledges that the Optionor has entered into this Agreement relying on the warranties and representations and other terms and conditions of this Agreement and that no information which is now known or which may hereafter become known to the Optionor, directly or through professional advisors, shall limit or extinguish the right to indemnity hereunder.

PURCHASE PRICE

3.01                  The Optionor hereby grants to the Optionee the sole and exclusive right and option (the “Option”) to acquire a 100% undivided interest in and to the Property, in consideration for the cash payments and share issuances as described in paragraph 3.02.

3.02                  In order to keep the Option in good standing the Optionee shall:

(a)	pay to the Optionor $10,000 non-refundable upon the receipt of the Technical Report from the Optionor;

(b)	pay to the Optionor $15,000 and issue to the Optionor 200,000 common shares of the Optionee upon Exchange approval of this Agreement (“Exchange Approval”);

(c)	on the first anniversary of Exchange Approval, issue to the Optionor 200,000 common shares of the Optionee;

(d)	on or before the second anniversary of Exchange Approval, issue to the Optionor 300,000 common shares of the Optionee

3.03                  In addition to making the payments contemplated by paragraph 3.02, in order to maintain the Option in good standing, the Optionee shall make Approved Expenditures (as defined in Policy 1.1 of the Exchange) on the Property of not less than $100,000 (the “Required Expenditures) on or before the 1st anniversary of the date of Exchange approval.

3.04                  In the event that this Agreement is terminated without the Optionee having completed the full amount of Required Expenditures, the Optionee shall pay to the Optionor as liquidated damages the difference between $100,000 and the amount of Approved Expenditures actually completed by such time. The Optionor shall also provide a reasonably detailed accounting of the Approved Expenditures made during the term of this Agreement and used in its damage calculation.

TRANSFER OF PROPERTY, PROPERTY REPORTING AND FILING

4.01                  Upon the payment of monies and the issue and allotment of shares pursuant to paragraph 3.02, and the completion of the required work programs pursuant to paragraph 3.03, the Optionor shall execute all such effectual and valid transfers of the Property and such other documents as the Optionee or its legal counsel may deem necessary to transfer to the Optionee a 100% undivided interest in and to the Property free and clear of all encumbrances.

4.02                  During the term of this Agreement and the Option, the Optionee may register this Option Agreement on title to the Property; provided however, that such encumbrance shall immediately be discharged by the Optionee and at its costs, upon termination of this Agreement if the Option is not exercised.

4.03                  The Optionee shall have the exclusive right at all times during the currency of this Agreement to enter in and upon the Property and to the extent that it is in its sole discretion may consider advisable to explore, examine, prospect, investigate, map, survey, mine, develop and to carry out commercial production on the Property or any part or parts thereof, and to extract, remove and treat rock, earth and, ore and minerals therefrom and to dump and store materials and waste materials thereon or therein. In doing such exploration, development, mining and production work, the Optionee may treat the Property as a group or in conjunction with adjoining claims which the Optionee may own and may explore and develop the Property by means of drilling, shaft sinking, cross cutting, drifting and raising, or by any other exploration or development or mining method as recommended by its engineers, geologists and consultants. The Optionee shall have custody, possession and control of all drill cores during the term of this Agreement and upon the termination of this Agreement shall deliver up to the Optionor all such drill cores, together with all assays, geological information, models, maps and reports made prepared or taken in connection with the work conducted, or to be conducted, on the Property pursuant to the terms of this Agreement, if the Option is not exercised. The Optionee shall have the right to do such prospecting, exploration, development or other mining work thereon and thereunder as the Optionee in its sole discretion may determine advisable, to bring upon and erect upon the Property building, plant machinery and equipment as the Optionee may deem advisable; to remove therefrom and dispose of reasonable quantities of ores and minerals for the purposes of obtaining assays or making other tests (up to 50 tons from each mineral claim or crown granted mineral claims), and to mine, remove and sell for its own benefit any and all ores, minerals, ore products obtained from the Property.

FORCE MAJEURE

5.01                  If the Optionee is prevented from or delayed in complying with any provisions of this Agreement by reasons of strikes, labour disputes, lockouts, labour shortages, power shortages, fires, wars, acts of God, governmental regulations restricting normal operations or any other reason or reasons beyond the control of the Optionee, the time limited for the performance of the various provisions of Agreement as set out herein shall be extended by a period of time equal in length to the period of such prevention and delay.

5.02                  The Optionee, insofar as is possible shall promptly give written notice to the Optionor of the particulars of the reasons for any prevention or delay under this Section and shall take all necessary steps to remove the cause of such prevention or delay and shall give written notice to the Optionor as soon as such cause ceases to exist.

COVENANTS OF THE OPTIONEE

6.01                  The Optionee hereby covenants and agrees with the Optionor as follows:

(a)

that during the currency of this Agreement it will maintain the Property in good standing and record as assessment work against the Property all possible work that qualifies for such recording and will pay all rentals, taxes or other governmental charges which shall fall due during the period of this Option;

(b)	that it will carry out its operations on the Property in a careful and miner like manner and in accordance with the applicable laws and regulations of British Columbia and Canada;

(c)

that it will properly pay all accounts of every nature and kind for wages, supplies, Workers’ Compensation Assessments, income tax deductions and all other accounts and indebtedness incurred by it so that no claim or lien arises thereon or upon the Property, or the ores or minerals contained therein, and it will indemnify the Optionor and save it harmless from any and all loss, costs, actions, suits, damages or claims which may be made against the Optionor in respect of the operations on the Property, provided however, that the Optionee shall have the right to contest the validity of any such lien or claim of lien;

(d)	upon the termination of this Agreement that it will leave the Property in a safe condition in accordance with applicable statutes and regulations;

(e)

that it will at all times maintain and keep true and correct records of all production and disposition thereof and of all costs and expenditures incurred as well as all other data necessary or proper for the settlement of accounts between the parties hereto in connection with their rights and obligations under this Agreement. Such records shall be open at all reasonable times upon reasonable notice for inspection by the Optionor or a duly authorized representative;

(f)	that it will indemnify and hold harmless the Optionor from and against any damage, claim or demand arising out of the Optionee’s failure to comply with this paragraph;

(g)

that it will allow the Optionor or any duly authorized agent or representative of the Optionor to inspect the Property upon giving the Optionee 48 hours written notice; PROVIDED HOWEVER, that it is agreed and understood that the Optionor or any such agent or representative shall not interfere with the Optionee’s activities on the Property and the Optionor or a duly authorized agent shall be at his, her or its own risk and that the Optionee shall not be liable for any loss, damage or injury incurred by the Optionor or its agent or representative arising from their inspection of the Property, however caused; and

(h)

that it will obtain all necessary environmental permits prior to commencing operations on the Property and it will be responsible for any environmental assessments made by governmental bodies as a result of operations on the Property.

SURRENDER OF PROPERTY INTEREST PRIOR TO COMPLETION OF AGREEMENT

7.01                  The Optionee may at any time elect to abandon its interest in the Property and in this Agreement by giving notice to the Optionor of any such intention and by meeting any and all outstanding obligations under this Agreement which are outstanding at the effective date of termination.

7.02                  In the event that this Agreement is terminated without the Optionee having earned its interest in the Property, the Optionee shall forthwith provide the Optionor with copies of all engineering and geological reports, maps and other data pertaining to the Property which has resulted from the operations of the Optionee on the Property.

TRANSFERS

8.01                  The Optionee (the “Transferring Party”) may at any time sell, transfer or otherwise dispose of all or any portion of its interest in and to the Property and this Agreement, except that its obligations hereunder shall continue unless released in writing by the Optionor and provided that any purchaser, assignee or transferee of any such interest shall have first delivered to the Optionor its agreement binding itself to this Agreement and containing:

(a)

a covenant by such transferee to perform all the obligations of the Transferring Party to be performed under this Agreement in respect of the interest to be acquired by it from the Transferring Party; and

(b)	a provision subjecting any further sale, transfer or other disposition of such interest in the Property and this Agreement or any portion thereof to the restrictions contained in this Section.

TERMINATION NOTICE

9.01                  Until such time as the Optionee has carried out all of the terms of paragraph 3.02 and 3.03 hereof:

(a)	this Agreement shall be an option only and the Optionee may terminate the Agreement upon the expiration of thirty (30) days notice in writing to the Optionor, and

(b)

this Agreement shall terminate upon the expiration of thirty (30) days after service of notice in writing by the Optionor of a breach of any condition or covenant herein contained on the part of the Optionee to be observed or performed if such breach has not theretofore been remedied.

9.02                  Notwithstanding 9.01 above, the Optionor may terminate this Agreement immediately upon service of notice if the definitive qualifying transaction submission has not been made to the Exchange on or before April 30, 2014.

OPTIONEE’S INDEMNITY

10.01                The Optionee shall indemnify and save harmless the Optionor from any and all liability arising on or in relation to the Property during the term of this Agreement, unless caused by the fault of the Optionor.

DEFAULT

11.01                Notwithstanding anything in this Agreement to the contrary, if either the Optionee or the Optionor (each referred to as a “defaulting party”) should be in default of any requirement herein set forth, the other party shall give written notice to the defaulting party specifying the default and the defaulting party shall not lose any right granted under this Agreement unless within 30 days after the giving of notice of default by the other party, the defaulting party has failed to cure any such default, in which event this Agreement shall terminate subject however to the surrender provisions set out herein.

ARBITRATION

12.01                Disputes between the parties arising out of or in connection with this Agreement or its interpretation will be settled in accordance with this Article 12 and will be settled in the first instance available. If amicable settlement cannot be reached within thirty (30) days following written notice by one party to the other party of the existence of any such dispute, the matter will be submitted to binding arbitration in accordance with the provisions of this Section

12.02                Following the expiry of the thirty (30) day notice period, any party may refer any matter to arbitration by written notice to the others and, within fifteen (15) days after receipt of such notice, the parties will agree on the appointment of an arbitrator. No person will be appointed as an arbitrator hereunder unless such person agrees in writing to act.

12.03                If the parties cannot agree on a single arbitrator as provided in paragraph 12.02 either party may submit the matter to arbitration (before a single arbitrator) in accordance with the Commercial Arbitration Act (British Columbia) (the “Act”).

12.04                Except as specifically provided in this Section 12, arbitration hereunder will be conducted in accordance with the Act. The arbitrator will fix a time and place in Vancouver, British Columbia for the purpose of hearing the evidence and representations of the parties and he will preside over the arbitration and determine all questions of procedure not provided for under such Act or this Section 12. After hearing any evidence and representations that the parties may submit, the arbitrator will make an award and reduce the same to writing and deliver one copy thereof to each of the parties. The decision of the arbitrator will be made within thirty (30) days after his appointment, subject to any reasonable delay due to unforeseen circumstances. The expense of the arbitration will be paid as specified in the award. The parties agree that the award of the single arbitrator will be final and binding upon each of them and will not be subject to appeal.

NOTICE

13.01                Any notice required to be given under this Agreement shall be deemed to be well and sufficiently given if delivered or mailed by registered mail at the addresses first herein appearing and any notice given as aforesaid shall be deemed to have been delivered when delivered, or if mailed, to be delivered on the said business day after the date of mailing except in the event of postal disruption, when notice shall be delivered. Any party may, from time to time by notice in writing, change its address for the purpose of this Section.

INTERPRETATION

14.01                The terms of this Agreement shall be construed in accordance with the laws of the British Columbia.

ENUREMENT

15.01                This Agreement shall enure to the benefit of and be binding upon the parties hereto, their respective heirs, executors, administrators, successors or permitted assigns, as the case may be.

AREA OF INTEREST

16.01                If either party or any of its affiliates stakes or otherwise acquires any interest in mineral claims or any other form of mineral tenure (the “AOI Tenure”) located wholly or partly in an area (the “Area of Interest”) within two (2) kilometres from any portion of the Property as it exists at the date of execution of this Agreement, the acquiring party shall forthwith give notice to the other party of such staking or acquisition, the costs thereof and all details in its possession with respect to the nature of the AOI Tenure and the known mineralization thereon. Upon delivery of such notice, the Optionee may elect by notice to the Optionor to require that such AOI Tenure be included in and thereafter form part of the Property. If the Optionee so elects and if such AOI Tenure was staked or acquired by the Optionee or any of its affiliates, the staking or acquisition costs shall constitute work costs. If the Optionee so elects and if such AOI Tenure was staked or acquired by the Optionor or any of its affiliates, the Optionee shall reimburse the Optionor for the staking or acquisition costs, which reimbursed costs shall also constitute work costs

ADDITIONAL TERMS

17.01                Each of the parties hereto agree to execute such further and other deeds, documents and assurances and to do such further and other acts as may be necessary to carry out the true intent and meaning of this Agreement, fully and effectually.

17.02                This Agreement shall supersede and replace any other agreement or arrangement, whether oral or written heretofore existing between the parties hereto in respect of the subject matter of this Agreement.

17.03                This Agreement may be executed in several parts in the same form and such parts as so executed shall together form one original agreement, and such parts, if more than one, shall be read together and construed as if all the signing parties hereto had executed one copy of this Agreement. 17.04 Words used herein importing the singular number only shall include the plural and vice versa, and words importing the masculine gender shall include the feminine and neuter genders and vice versa, and words importing persons shall include firms and corporations.

17.05                Time is hereby expressly made of the essence with respect to the performance by the parties of their respective obligations under this Agreement.

17.06                Nothing contained in this Agreement shall cause a party to be a partner, agent or legal representative of any other party. It is intended that this Agreement shall not create the relationship of a partnership between the parties and that no act done by any party pursuant to the provisions hereof shall operate to create such a relationship.

17.07                All reference to monies hereunder are to Canadian dollars and all payments to be made to any party hereunder may be made by certified cheque or bank draft mailed or delivered to such party at its address for notice purposes as provided herein, or for the account of such party at such bank or banks in Canada as such party may designate from time to time by written notice. Said bank or banks shall be deemed to be the agent of the designating party for the purpose of receiving, collecting and receipting such payment.

17.08                The headings of this Agreement are for convenience only and do not form a part of this Agreement and are not intended to affect the construction of anything herein contained or govern the rights and liabilities of the parties.

17.09                If any one or more of the provisions contained herein should be invalid, unenforceable or illegal in any respect in any jurisdiction, the validity, legality and enforceability of such provision shall not in any way be affected or impaired thereby in any other jurisdiction and the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be effected or impaired thereby.

17.10                This Agreement may not be changed orally but only by an agreement in writing, duly executed by the party or parties against which enforcement, waiver, change, modification or discharge is sought.

17.11                This Agreement is subject to the approval of the Exchange.

IN WITNESS WHEREOF this Agreement has been executed by the parties hereto as of the day and year first above written.

EASTLAND MANAGEMENT LTD.

Per: /s/ JIM RANKIN
Authorized Signatory

ALEXANDRA CAPITAL CORP.

Per: /s/ SUZANNE WOOD
Authorized Signatory

SCHEDULE A

TO THE AGREEMENT between EASTLAND MANAGEMENT LTD. and ALEXANDRA CAPITAL CORP. as of the 17th day of February, 2014.

PROPERTY DESCRIPTION

PROPERTY DESCRIPTION AND LOCATION

     The SB project lies on TRIM claim sheets 092I015 and 092I025 in the Nicola Mining Division. The property consists of eight map claims totaling 3,516 hectares. The geographic center of the property is approximately 25 kilometres west of Merritt at UTM coordinates 634000E 5561000N Zone 10 in datum NAD 83.

Tenure Number	Claim Name	Owner	Tenure Type	Tenure Sub Type	Map Number	Issue Date	Good To Date	Area (ha)
855421	SB 1	266788 (100%)	Mineral	Claim	092I	2011/may/23	2015/may/23	496.62
855422	SB 2	266788 (100%)	Mineral	Claim	092I	2011/may/23	2015/may/23	475.93
855424	SB 3	266788 (100%)	Mineral	Claim	092I	2011/may/23	2015/may/23	475.92
855425	SB 4	266788 (100%)	Mineral	Claim	092I	2011/may/23	2015/may/23	310.24
855426	SB 5	266788 (100%)	Mineral	Claim	092I	2011/may/23	2015/may/23	310.24
855427	SB 6	266788 (100%)	Mineral	Claim	092I	2011/may/23	2015/may/23	517.07
855428	SB 7	266788 (100%)	Mineral	Claim	092I	2011/may/23	2015/may/23	517.06
855430	SB 8	266788 (100%)	Mineral	Claim	092I	2011/may/23	2015/may/23	413.65
								3516.71